Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that the attached Schedule 13G dated February 3, 2021 relating to the Common Stock, par value $0.0001 per share, of Syndax Therapeutics, Inc. shall be filed on behalf of the undersigned.

Dated: February 3, 2021

AI LIFE SCIENCES INVESTMENTS LLC

By: AI LSI Management, LLC, Its Managing Member
By:	Access Industries Management, LLC
Its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

ACCESS INDUSTRIES HOLDINGS LLC

By: Access Industries Management, LLC, Its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

ACCESS INDUSTRIES MANAGEMENT, LLC

By:

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

*
Signature

Len Blavatnik
Name

*

The undersigned, by signing his name hereto, executes this Joint Filing Agreement on behalf of Mr. Blavatnik pursuant to the Limited Power of Attorney filed with the Securities and Exchange Commission on July 24, 2020.

By:	/s/ Alejandro Moreno
Name:	Alejandro Moreno
Attorney-in-Fact